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                                  AYP Capital, Inc.
                                  CONSOLIDATED BALANCE SHEET
                                  As of March 31, 1999


Assets
Property, plant, and equipment:
   At original cost                                      176,212,663
   Accumulated depreciation                              (12,766,346)
                                                         163,446,317

Investments and other assets                              10,360,107

Current assets:
   Cash and temporary cash investments                     5,432,017
   Accounts receivable:
      Electric service                                    11,631,076
      Other                                                2,576,141
      Allowance for Uncollectible Accounts                   (44,612)
      Affiliates                                           5,619,325
   Materials and supplies--at average cost:
      Operating and construction                           2,345,771
      Fuel                                                 2,397,807
   Other                                                   3,261,215
                                                          33,218,740

Deferred charges                                          11,912,683


          Total Assets                                   218,937,847

Capitalization and Liabilities
Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  62,834,970
   Retained earnings                                     (40,206,533)
                                                          22,629,437

   Long-term debt of subsidiaries                        160,000,000
   Note & advances payable - affil                            12,500
                                                         182,641,937
Current liabilities:
   Short-term debt                                         2,100,000
   Accounts payable                                       13,200,599
   Accounts payable - Affiliates                           5,008,542
   Taxes accrued:
      Federal and state income                               766,934
      Other                                                1,853,618
   Interest accrued                                        1,585,109
   Other                                                     455,079
                                                          24,969,882
Deferred credits and other liabilities:
   Deferred income taxes                                   6,279,877
   Other                                                   5,046,151
                                                          11,326,028

                Total Capitalization and Liabilities     218,937,847

                                    Unaudited